UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018 (October 26, 2018)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Definitive Material Agreement

2018 October Amendment and Joinder Agreement with Respect to Credit Agreement

On October 26, 2018, First Data Corporation (the “Company”) entered into a 2018 October Amendment and Joinder Agreement (the “Joinder Agreement”) relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012, as modified as of September 27, 2012 and February 13, 2013, as further amended as of April 10, 2013, April 15, 2013, January 30, 2014, July 18, 2014 and June 2, 2015 and as further modified as of July 10, 2015, November 24, 2015, April 13, 2016, June 2, 2016, October 14, 2016, December 5, 2016, January 23, 2017, April 26, 2017, June 14, 2017, November 15, 2017 and November 29, 2017, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Joinder Agreement, the Company (i) incurred an aggregate principal amount of $975 million in new U.S. dollar denominated term loans maturing on October 26, 2023 (the “2023 Initial New Term A Loans”), (ii) incurred an aggregate principal amount of $3.775 billion in new U.S. dollar denominated term loan commitments (the “2023 Delayed Draw Term Loan Commitments” and, the loans to be made thereunder, the “2023 Delayed Draw Term A Loans” and, the 2023 Delayed Draw Term A Loans, together with the 2023 Initial New Term A Loans, the “2023 New Term A Loans”), to be funded on or prior to December 10, 2018 and (iii) terminated and replaced its existing senior secured revolving facility maturing June 2, 2020 (subject to earlier springing maturity to the extent certain indebtedness of the Company remains outstanding as of certain dates) and repaid certain amounts outstanding thereunder with a new $1.25 billion senior secured revolving credit facility (the “2023 Revolving Credit Facility”) maturing on October 26, 2023 (subject to an earlier springing maturity of April 11, 2022, to the extent certain indebtedness of the Company remains outstanding as of such date).  The 2023 New Term A Loans amortize in quarterly installments equal to 1.25% of the aggregate outstanding principal amount of the 2023 New Term A Loans on December 10, 2018.  The interest rate applicable to the 2023 New Term A Loans and the revolving loans under the 2023 Revolving Credit Facility is a rate equal to, initially, at the Company’s option, either (a) LIBOR plus 150 basis points or (b) a base rate plus 50 basis points. The interest rate on the 2023 New Term A Loans and the revolving loans under the 2023 Revolving Credit Facility may be reduced by either 25 basis points or 50 basis points based on the Company’s Senior Secured Leverage Ratio.  The commitment fee payable on the undrawn portion of the 2023 Revolving Credit Facility is 37.5 basis points, which commitment fee may be reduced by 12.5 basis points based on the Company’s Senior Secured Leverage Ratio.  The Company used the proceeds from the incurrence of the 2023 Initial New Term A Loans to refinance all of its existing U.S. dollar denominated term loans maturing on June 2, 2020 and to pay fees and expenses in connection therewith, with any excess for general corporate purposes.  The Company will use the proceeds from the incurrence of the 2023 Delayed Draw Term A Loans to prepay all or a portion of certain existing indebtedness of the Borrower and pay fees and expenses in connection therewith, with any excess for general corporate purposes.  The Company will use the proceeds of revolving loans under the 2023 Revolving Credit Facility for working capital and general corporate purposes.

The foregoing description of the Joinder Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Joinder Agreement, which is filed as Exhibit 4.1 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1

2018 October Amendment and Joinder Agreement, dated as of October 26, 2018, among the Company, certain of its subsidiaries, each lender party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

Exhibit A — Marked Pages of the Conformed Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: October 31, 2018	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

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